UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

Peloton Interactive, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39058	47-3533761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 West 25th Street, 11th Floor New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 679-9129

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.000025 par value per share	PTON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Stock and Asset Purchase Agreement

On December 21, 2020, Peloton Interactive, Inc., a Delaware corporation (“Peloton”), entered into a Stock and Asset Purchase Agreement (“Purchase Agreement”) with Amer Sports Corporation, a Finnish corporation (“Parent”), pursuant to which Peloton will acquire Precor Incorporated, a Delaware corporation (“Precor”), and certain related entities and assets from Parent and certain of its subsidiaries (the “Acquisition”). Precor manufactures, sells and distributes cardiovascular and strength-building exercise machines, fitness equipment and associated technical and digital services.

Under the terms of the Purchase Agreement, Peloton has agreed to acquire Precor for $420.0 million in cash, subject to customary adjustments for working capital, transaction expenses, cash and indebtedness.

The Purchase Agreement contains customary representations, warranties, covenants and agreements of Parent and Peloton. The closing of the transactions contemplated by the Purchase Agreement is anticipated to occur in early calendar year 2021 and is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Purchase Agreement also provides customary termination rights to each of the parties.

The foregoing description of the Purchase Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed with Peloton’s Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2020.

Press Release

On December 21, 2020, Peloton issued a press release announcing the execution of the Purchase Agreement. This press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding the expected timing for completion of the Acquisition. You can identify these statements by the use of terminology such as “believe”, “expect”, “will”, “should,” “could”, “estimate”, “anticipate” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. Factors that might contribute to such differences include, among others, the possibility that the closing conditions to the Acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a regulatory approval; and delay in closing the Acquisition or the possibility of non-consummation of the Acquisition. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to Peloton’s business in general, Peloton refers you to the “Risk Factors” section of Peloton’s Securities and Exchange Commission (SEC) filings, including Peloton’s most recent Form 10-K and 10-Q, which are available on the Investor Relations page of Peloton’s website at https://investor.onepeloton.com/investor-relations and on the SEC website at www.sec.gov. Peloton undertakes no obligation to update any of these forward-looking statements for any reason after the date of this communication or to conform these statements to actual results or revised expectations, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title or Description

99.1	Press Release issued by Peloton, dated December 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PELOTON INTERACTIVE, INC.

Date: December 21, 2020	By:	/s/ Hisao Kushi
Hisao Kushi
Chief Legal Officer